UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 12, 2025

Silver bull resources, inc.

(Exact name of registrant as specified in its charter)

Nevada	001-33125	91-1766677
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

777 Dunsmuir Street, Suite 1605 Vancouver BC, Canada		V7Y 1K4
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	604-687-5800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a)            Resignation of Independent Registered Public Accounting Firm

On June 12, 2025, the Audit Committee of the Board of Directors (the “Audit Committee”) of Silver Bull Resources, Inc. (the “Company”) accepted the resignation of Smythe LLP (“Smythe”) as the Company’s independent registered public accounting firm due to a change in Smythe’s policies.

The reports of Smythe on the Company’s consolidated financial statements for the two most recent fiscal years ended October 31, 2024 and October 31, 2023 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit report of Smythe on the Company’s consolidated financial statements for the fiscal year ended October 31, 2024 contained a paragraph stating as follows:

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations and has limited cash and cash equivalents at October 31, 2024. These circumstances raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

During the Company’s two most recent fiscal years ended October 31, 2024 and October 31, 2023, and during the subsequent interim periods preceding Smythe’s dismissal, there were (i) no disagreements with Smythe on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Smythe, would have caused Smythe to make reference to the subject matter of the disagreements in connection with its reports, and (ii) no reportable events of the type listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K.

The Company provided Smythe with a copy of this Current Report on Form 8-K prior to its filing with the U.S. Securities and Exchange Commission (“SEC”) and requested that Smythe furnish the Company with a letter addressed to the SEC stating whether or not Smythe agrees with the above statements. A copy of the letter from Smythe dated July 18, 2025 is filed with this Current Report on Form 8-K as Exhibit 16.1.

(b)            Engagement of New Independent Registered Public Accounting Firm.

Concurrently therewith, the Audit Committee approved the engagement of Manning Elliott LLP (“Manning Elliott”) as the Company’s new independent registered public accounting firm for the fiscal year ending October 31, 2025.  On June 26, 2025, Manning Elliott confirmed that their acceptance process was complete, and the Company formally engaged Manning Elliott as its independent registered public accounting firm.

During the Company’s two most recent fiscal years ended October 31, 2024 and October 31, 2023, and during the subsequent interim periods preceding Manning Elliott’s engagement, neither the Company, nor anyone on its behalf, has consulted with Manning Elliott regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report was provided to the Company nor oral advice was provided to the Company that Manning Elliott concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
16.1	Letter from Smythe LLP to the U.S. Securities and Exchange Commission, dated July 18, 2025, regarding statements included in this Current Report on Form 8-K.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Silver Bull resources, inc.

Date: August 6, 2025	By:	/s/ Christopher Richards
	Name:	Christopher Richards
	Title:	Chief Financial Officer

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